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                                                                 EXHIBIT (11)(a)


                                 April 10, 2003





Nuveen Investment Trust II
333 West Wacker Drive
Chicago, Illinois 60606-1286


         Re:               Nuveen Investment Trust II

Gentlemen:

         We have served as counsel for Nuveen Investment Trust II, a Massachusetts business trust (the "Trust"), in connection with the Trust's filing of a registration statement on Form N-14 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of shares of beneficial interest, $0.01 par value per share (the "Shares"), of the Trust designated Nuveen NWQ International Value Fund (the "Acquiring Fund"), pursuant to the proposed reorganization of the Nuveen European Value Fund, a series of Nuveen Investment Trust, (the "Acquired Fund") with and into the Acquiring Fund, as described in the Registration Statement and pursuant to that certain Agreement and Plan of Reorganization dated April 10, 2003 by the Trust on behalf of the Acquiring Fund and the Acquired Fund (the "Agreement").

         In connection therewith, we have examined such pertinent records and documents and matters of law, including the opinions of Bingham McCutchen LLP, dated April 10, 2003, upon which we have relied as they relate to the laws of the Commonwealth of Massachusetts, as we have deemed necessary in order to enable us to express the opinion hereinafter set forth.

         Based upon the foregoing, we are of the opinion that:

         The Shares of the Fund may be legally and validly issued from time to time in accordance with the Fund's Declaration of Trust dated June 27, 1997, the Fund's By-Laws, the Fund's Certificates for the Establishment and Designation of Series, the Fund's Establishment and Designation of Classes, the Fund's Amended Establishment and Designation of Classes, and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, applicable state laws regulating the sale of securities and the receipt by the Fund of the consideration described in the Registration Statement and the Agreement and Plan of Reorganization and such Shares, when so issued and sold, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

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Nuveen Investment Trust II
April 10, 2003
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 333-103643) relating to the Shares referred to above, to the use of our name and to the reference to our firm in said Registration Statement.

                                          Respectfully submitted,


                                          /S/ Chapman and Cutler

                                          CHAPMAN AND CUTLER